Opinion of Lev & Berlin, P.C	Exhibit 5.1
Consent of Lev & Berlin, P.C.	Exhibit 23.3

LEV & BERLIN, P.C.
ATTORNEYS AT LAW
200 CONNECTICUT AVENUE - 5TH FLOOR
NORWALK, CONNECTICUT 06854-1940
(203) 838-8500
Facsimile: 203-854-1652
Toll Free: 800-377-4508
www.levberlin.com

DUANE L. BERLIN	Writer's Direct Dial Number:	DONALD M. KLEBAN*
ANDREW M. WALSH *	(203) 838-8500 Ext. 15	BRUCE L. LEV ¤
E. BARRY LYON +
——	Writer's E-Mail Address:	——
	dberlin@levberlin.com	OF COUNSEL

*  ALSO ADMITTED IN NY
+  ALSO ADMITTED IN MA
¤  ALSO ADMITTED IN VA

July 10, 2008

Electro Energy Inc.
30 Shelter Rock Road
Danbury, CT 06810

Re: S.E.C. File No. 333-149607

Ladies and Gentlemen:

We are furnishing this opinion in connection with the registration statement on Form S-3 (the “Registration Statement”) of Electro Energy, Inc., a Florida corporation (the “Company”), filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is a part of the Registration Statement. The Prospectus provides for the issuance and sale of up to 1,029,481 shares of the Company’s common stock, $0.001 par value (the “Common Stock”).

In our capacity as your counsel in connection with such registration, we are familiar with certain proceedings taken and proposed to be taken by the Company in connection with the authorization of the Common Stock. We have made such examination as we consider necessary to render this opinion.

Based upon the foregoing, we are of the opinion that the Company has the authority pursuant to its Articles of Incorporation, as amended, to issue 50,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the Prospectus and by such resolution, such shares of Common Stock will be validly issued, fully paid and non-assessable.

We assume for purposes of this opinion that the Company is and will remain duly organized, validly existing and in good standing under Florida law.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein.

Very truly yours,

/s/ Lev & Berlin, P.C.

Lev & Berlin, P.C.